EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                 BASIC EARNINGS PER SHARE                            SHARES
                 ------------------------                            ------

                 Basic shares outstanding at March 31, 2000         1,955,379

                        NET EARNINGS            $159,959       $.08 per share
                 ------------------------      ---------
                 Basic shares outstanding      1,955,379


                 DILUTED EARNINGS PER SHARE                          SHARES
                 --------------------------                          ------

                 Basic shares outstanding at March 31, 2000         1,955,379
                 Stock Options-common stock equivalents               114,413
                                                                    ---------
                 Diluted shares outstanding at March 31,2000        2,069,792

                         NET EARNINGS           $156,959       $.08 per share
                 --------------------------     --------
                 Diluted shares outstanding     2,069,792